As filed with the Securities and Exchange Commission on March 11, 1994
                                                   Registration No. 33-

- -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933
                              --------------------

                          ADC TELECOMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

          Minnesota                                      41--0743912
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                              4900 West 78th Street
                          Minneapolis, Minnesota 55435
               (Address of principal executive offices) (Zip Code)



             ADC TELECOMMUNICATIONS, INC. 1991 STOCK INCENTIVE PLAN
                            (Full title of the plan)


          Kathie J. Mikucki             Copy to:  Lee R. Mitau
          Secretary and General Counsel           Dorsey & Whitney
          ADC Telecommunications, Inc.            220 South Sixth Street
          4900 West 78th Street                   Minneapolis, Minnesota 55402
          Minneapolis, Minnesota 55435
                     (Name and address of agent for service)

                                 (612) 938-8080
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------

                                          Proposed     Proposed
Title of                                  maximum      maximum
securities              Amount to         offering     aggregate      Amount of
  to be                   be              price per    offering     registration
registered             Registered         share(1)     price(1)         fee
- -------------------------------------------------------------------------------
Common Stock ($.20
par value)             1,345,204 shares   $37.50       $50,445,150   $17,393.48
- -------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), based upon the average of the high and low prices of the Common Stock as reported on the NASDAQ National Market System on March 7, 1994.

          Pursuant to Instruction E to Form S-8 under the Securities Act of 1933, as amended, this Registration Statement relates to the registration of additional shares of Common Stock, $.20 par value (the "Common Stock"), of ADC Telecommunications, Inc. (the "Company") under the ADC Telecommunications, Inc. 1991 Stock Incentive Plan, a stock-based employee benefit plan for which the Company registered 698,928 shares of Common Stock under a Registration Statement filed with the Securities and Exchange Commission on May 3, 1991 (Registration No. 33-40356), the contents of which are incorporated herein by reference.

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents, which have been filed by ADC
Telecommunications, Inc. (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement, as of their respective dates:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1993; and

          (b) The description of the Company's capital stock contained in any registration statement or report filed by the Company under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 8.  EXHIBITS.

          4(a) Restated Articles of Incorporation of ADC Telecommunications, Inc., as amended to date

          5      Opinion of Dorsey & Whitney re: legality

          23(a) Consent of Arthur Andersen & Co., independent public accountants

          23(b)  Consent of Dorsey & Whitney (included in Exhibit 5 above)

          24     Powers of Attorney

Item 9.  UNDERTAKINGS.

A.  POST-EFFECTIVE AMENDMENTS.

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i) and (ii) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities

Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  CLAIMS FOR INDEMNIFICATION.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on the 11th day of March, 1994.

                                    ADC TELECOMMUNICATIONS, INC.



                                    By:  /s/Robert E. Swartz
                                        ------------------------------
                                         Robert E. Switz
                                         Vice President, Chief Financial Officer


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 11th day of March, 1994.


William J. Cadogan*                          Chairman of the Board, President,
                                             Chief Executive Officer, Chief
                                             Operating Officer and Director
                                             (principal executive officer)

 /s/Robert E. Switz
- ------------------------------               Vice President and
Robert E. Switz                                Chief Financial Officer
                                               (principal financial officer)

Joan K. Berg*                                Vice President and Controller
                                               (principal accounting officer)

Thomas E. Holloran*                          Director

B. Kristine Johnson*                         Director

Charles W. Oswald*                           Director

Jean-Pierre Rosso*                           Director

Donald M. Sullivan*                          Director

Warde F. Wheaton*                            Director

John D. Wunsch*                              Director


By: /s/Robert E. Switz
   --------------------------
       Robert E. Switz
        Attorney-in-Fact*

Dated:  March  11, 1994


*By Power of Attorney set forth in Exhibit 24 to this registration statement.

                                  EXHIBIT INDEX


Exhibit                                                              Page
- -------                                                              ----
4(a)      Restated Articles of Incorporation of ADC
          Telecommunications, Inc., as amended to date . . . . .

5         Opinion of Dorsey & Whitney re: legality . . . . . . .

23(a)     Consent of Arthur Andersen & Co., independent public
          accountants . . . . . . . . . . . . . . . . . . . . . .

24        Powers of Attorney. . . . . . . . . . . . . . . . . . .